Exhibit 10-F-5


                                            April 11, 2002



Mr. Homi B. Patel
Hartmarx Corporation
101 North Wacker Drive
Chicago, Illinois 60606


         Re:  Amended and Restated Employment Agreement Effective as of
              November 27, 2000 (the "Employment Agreement") and Amended and Restated Severance Agreement Effective as of November 27, 2000 (the "Severance Agreement")


Dear Mr. Patel:

Reference is made to the Employment Agreement and the Severance Agreement between you, as Executive, and Hartmarx Corporation (the "Company"). Hartmarx Corporation has been authorized by the Compensation and Stock Option Committee of the Board of Directors to amend the Employment Agreement and the Severance Agreement in certain respects, effective as of April 11, 2002, as set forth below.

A.   Employment Agreement

              1. Sections 1, 4(d)(iii) and 4(d)(iv) are hereby amended by deleting the phrase "Chief Operating Officer" and inserting in its place, the phrase "Chief Executive Officer";

              2. Section 3(a) is amended by replacing the first sentence thereof with the following:

         "During the Agreement Period the Company shall pay the executive an annual base salary of not less than $539,400 ("Base Salary").";

              3. Section 4(c)(iii) is amended by deleting the phrase ", the Chief Executive Officer" in the fifth line following clause (D);

              4. Section 4(d)(x) is amended by deleting the phrase "or the Chief Executive Officer of the Company"; and

              5. Section 9 is hereby amended by deleting the phrase "Chief Executive Officer" in lines 4 and 5, and inserting in its place, the phrase "General Counsel".


B.   Severance Agreement

              1. Section 4(c)(ii) is amended by deleting the phrase ", the Chief Executive Officer" in the fifth line following clause (C);

              2. Sections 4(d)(iii) and 4(d)(iv) are hereby amended by deleting the phrase "Chief Operating Officer" and inserting in its place, the phrase "Chief Executive Officer";

              3. Section 4(d)(xi) is amended by deleting the phrase "or the Chief Executive Officer of the Company"; and

              4. Section 10 is hereby amended by deleting the phrase "Chief Executive Officer" in line 4 and inserting in its place, the phrase "General Counsel".


         Please sign both copies of this letter where indicated below evidencing your agreement to these amendments to the Employment Agreement and Severance Agreement. When fully executed, this letter will serve as an amendment to the Employment Agreement and Severance Agreement and, except as expressly amended by this letter, the Employment Agreement and Severance Agreement shall each remain in full force and effect in accordance with their respective terms.


                [Remainder of page intentionally left blank;
              signatures appear on immediately following page]



                                             Very truly yours,

                                             /s/ RAYMOND F. FARLEY

                                             Raymond F. Farley, Chairman
                                             Compensation and Stock Option
                                             Committee of the Board of Directors


Agreed and Accepted this
11th day of April, 2002


/s/ HOMI B. PATEL
--------------------------
Homi B. Patel